November 7, 1997


Securities and Exchange Commission
450 5th Street
Washington, D.C.  20549

Gentlemen:

          We have read the statements made by GameTek, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 Form 8-K, as part of the Company's amended Form 8-K report for the month of September, 1997. We agree with the statements concerning our Firm in such amended Form 8-K.

Very truly yours,

      /s/
Coopers & Lybrand, L.L.P.

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